UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2015

Date of Report (Date of earliest event reported)

QUANTUMSPHERE, INC.
(Exact name of registrant as specified in its charter)

000-53913
(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2905 Tech Center Drive, Santa Ana, CA 92705
(Address of principal executive offices, with zip code)

714-545-6266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events

On May 18, 2015, QuantumSphere, Inc. (the “Company”) entered into a joint development agreement with Casale S.A. (“Casale”) whereby the parties have agreed to collaborate on commercial technologies for ammonia, methanol, and other industrial chemicals. Casale has also agreed to utilize the Company as its exclusive provider of nanocatalysts for its chemical synthesis processes during the term of the agreement due to the Company’s demonstrated increase in catalytic activity and patented high-volume manufacturing process. The first objective of the joint development agreement is to validate and optimize QSI-Nano catalysts with Casale production reactor technologies. Following a successful validation phase, the second objective is to enter into a long-term partnership agreement with Casale for the joint global distribution and sale of QSI-Nano catalysts with Casale reactor technologies to chemical plant owners and operators.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	QuantumSphere, Inc. press release, issued May 27, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: May 27, 2015	By:	/s/ Kevin D. Maloney
Kevin D. Maloney
	Title:	President and Chief Executive Officer